FOR IMMEDIATE RELEASE:

October 4, 2011 Media Contact:

Michelle Russo

michelle_russo@discovery.com

240-662-2901

Investor Contact:

Craig Felenstein

craig_felenstein@discovery.com

212-548-5109

DISCOVERY COMMUNICATIONS TO REPORT THIRD QUARTER 2011 RESULTS ON TUESDAY, NOVEMBER 1

(Silver Spring, Md.) - Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) will report third quarter 2011 results on Tuesday, November 1, 2011, after market close. The company will host a conference call at 4:30 p.m. ET to discuss the results.

To access the conference call in the U.S. dial 1-866-713-8565, or outside of the U.S. dial 1-617-597-5324, and use the following passcode: 30540780. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

A live audio webcast of the call also will be available on Discovery Communications' website at www.discoverycommunications.com.

A replay of the call will be available beginning approximately one hour after the completion of the call until November 15, 2011. The replay can be accessed by phone in the U.S. at 1-888-286-8010 and outside of the U.S. at 1-617-801-6888 using the following passcode: 39068301. The replay also will be available via audio webcast in the "Investor Relations" section of the company's website.

About Discovery Communications

Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) is the world's #1 nonfiction media company reaching more than 1.5 billion cumulative subscribers in 210 countries and territories. Discovery is dedicated to satisfying curiosity through 139 worldwide television networks, led by Discovery Channel, TLC, Animal Planet, Science and Investigation Discovery, as well as U.S. joint venture networks OWN: Oprah Winfrey Network, The Hub and 3net, the first 24-hour 3D network. Discovery also is a leading provider of educational products and services to schools and owns and operates a diversified portfolio of digital media services, including HowStuffWorks.com. For more information, please visit www.discoverycommunications.com.

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